UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) or (g) OF

THE SECURITIES EXCHANGE ACT OF 1934

CM Finance Inc

(Exact name of registrant as specified in its charter)

Maryland	46-2883380
(Jurisdiction of Incorporation or Organization)	(IRS Employer Identification No.)

601 Lexington Avenue 26th Floor New York, NY	10022
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
6.125% Notes due 2023	The NASDAQ Stock Market LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.  ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.  ☐

Securities Act registration statement file number to which this form relates:

333-223999

Securities to be registered pursuant to Section 12(g) of the Act:

None

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1. Description of Registrant’s Securities to be Registered.

The securities to be registered hereby consist of the 6.125% Notes due 2023 (the “Notes”) of CM Finance Inc, a Maryland corporation (the “Registrant”). The Notes are expected to be listed on The NASDAQ Global Select Market and to trade thereon within 30 days of the original issue date under the trading symbol “CMFNL”. As of July 2, 2018, the Registrant has sold and issued $30,000,000 in aggregate principal amount of the Notes and granted an option to the underwriters to purchase up to an additional $4,500,000 in aggregate principal amount of the Notes.

For a description of the Notes, reference is made to (i) the information set forth under the heading “Description of our Debt Securities” in the Registrant’s prospectus included in Pre-Effective Amendment No. 1 to its Registration Statement on Form N-2 (Registration No. 333 223999) (as amended from time to time, the “Registration Statement”), as filed with the Securities and Exchange Commission (the “Commission”) on May 31, 2018 under the Securities Act of 1933, as amended (the “Securities Act”), and (ii) the information set forth under the headings “Specific Terms of The Notes and the Offering” and “Description of the Notes” in the Registrant’s prospectus supplement dated June 27, 2018, as filed with the Commission on June 28, 2018 pursuant to Rule 497 under the Securities Act. The foregoing descriptions are incorporated herein by reference. Any form of prospectus or prospectus supplement to the Registration Statement that includes such descriptions and that are subsequently filed are hereby also incorporated herein by reference.

Item 2. Exhibits.

Pursuant to the Instructions as to exhibits for registration statements on Form 8-A, the documents listed below are filed as exhibits to this Registration Statement:

Number	Exhibit

3.1	Articles of Amendment and Restatement of the Registrant (filed previously as Exhibit (a)(1) to the Registrant’s Registration Statement on Form N-2 (File No. 333-192370) filed on November 15, 2013 and incorporated herein by reference).

3.2	Bylaws of the Registrant (filed previously as Exhibit (b)(1) to the Registrant’s Registration Statement on Form N-2 (File No. 333-192370) filed on November 15, 2013 and incorporated herein by reference).

4.1	Form of Base Indenture between the Registrant and U.S. Bank National Association (filed previously as Exhibit (d)(2) to Pre-Effective Amendment No. 1 to the Registrant’s Registration Statement on Form N-2 (File No. 333-201432) filed on March 5, 2015 and incorporated herein by reference).

4.2	First Supplemental Indenture dated as of July 2, 2018, between the Registrant and U.S. Bank National Association (filed previously as Exhibit (d)(4) to Post-Effective Amendment No. 1 to the Registrant’s Registration Statement on Form N-2 (File No. 333-223999) filed on July 2, 2018 and incorporated herein by reference).

4.3	Form of 6.125% Notes Due 2023 (Filed as Exhibit A to the First Supplemental Indenture referred to in Exhibit 4.2).

EXHIBIT INDEX

Number	Exhibit

3.1	Articles of Amendment and Restatement of the Registrant (filed previously as Exhibit (a)(1) to the Registrant’s Registration Statement on Form N-2 (File No. 333-192370) filed on November 15, 2013 and incorporated herein by reference).

3.2	Bylaws of the Registrant (filed previously as Exhibit (b)(1) to the Registrant’s Registration Statement on Form N-2 (File No. 333-192370) filed on November 15, 2013 and incorporated herein by reference).

4.1	Form of Base Indenture between the Registrant and U.S. Bank National Association (filed previously as Exhibit (d)(2) to Pre-Effective Amendment No. 1 to the Registrant’s Registration Statement on Form N-2 (File No. 333-201432) filed on March 5, 2015 and incorporated herein by reference).

4.2	First Supplemental Indenture dated as of July 2, 2018, between the Registrant and U.S. Bank National Association (filed previously as Exhibit (d)(4) to Post-Effective Amendment No. 1 to the Registrant’s Registration Statement on Form N-2 (File No. 333-223999) filed on July 2, 2018 and incorporated herein by reference).

4.3	Form of 6.125% Notes Due 2023 (Filed as Exhibit A to the First Supplemental Indenture referred to in Exhibit 4.2).

SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

Date: July 2, 2018	CM Finance Inc

	By:	/s/ Rocco DelGuercio
Rocco DelGuercio
Chief Financial Officer